Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2023 Financial Results

News Summary
•First quarter revenue was $3.74 billion, above the midpoint of guidance.
•First quarter GAAP earnings per share (EPS) was $0.08 and Non-GAAP EPS was $0.20, non-GAAP EPS was impacted by higher tax rate.
•First quarter GAAP operating income was $158 million and Non-GAAP operating income was $307 million.
•Expect fiscal second quarter 2023 revenue to be in the range of $2.90 billion to $3.10 billion with Non-GAAP EPS in the range of $(0.25) to $0.05.

SAN JOSE, Calif., — October 27, 2022 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter 2023 financial results.

“I am pleased to see the Western Digital team work together to deliver revenue at the upper half of the guidance range and operating income at the upper half as implied by the midpoints of our guidance, in the midst of an incredibly dynamic and challenging macroeconomic environment,” said David Goeckeler, Western Digital CEO. “Overall, the organizational and portfolio improvements we have made over the past few years have equipped us to effectively manage through this consumer-led downturn, which is showing signs of stabilization. As we remain focused on innovation and execution, I am optimistic that Western Digital will emerge stronger as we continue to ramp multiple new products into data centers worldwide and market conditions improve.”

Western Digital Reports Fiscal First Quarter 2023 Financial Results

Q1 2023 Financial Highlights

	GAAP			Non-GAAP

	Q1 2023	Q4 2022	Q/Q	Q1 2023	Q4 2022	Q/Q
Revenue ($M)	$3,736	$4,528	down 17%	$3,736	$4,528	down 17%
Gross Margin	26.3%	31.9%	down 5.6 ppt	26.7%	32.3%	down 5.6 ppt
Operating Expenses ($M)	$823	$883	down 7%	$689	$760	down 9%
Operating Income ($M)	$158	$562	down 72%	$307	$702	down 56%
Net Income ($M)	$27	$301	*	$64	$567	down 89%
Earnings Per Share	$0.08	$0.95	*	$0.20	$1.78	down 89%
* not a meaningful figure

	GAAP			Non-GAAP

	Q1 2023	Q1 2022	Y/Y	Q1 2023	Q1 2022	Y/Y
Revenue ($M)	$3,736	$5,051	down 26%	$3,736	$5,051	down 26%
Gross Margin	26.3%	33.0%	down 6.7 ppt	26.7%	33.9%	down 7.2 ppt
Operating Expenses ($M)	$823	$887	down 7%	$689	$761	down 9%
Operating Income ($M)	$158	$778	down 80%	$307	$952	down 68%
Net Income ($M)	$27	$610	down 96%	$64	$787	down 92%
Earnings Per Share	$0.08	$1.93	down 96%	$0.20	$2.49	down 92%

The company generated $6 million in cash flow from operations and ended the quarter with $2.05 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal First Quarter 2023 Financial Results

End Market Summary

Revenue ($M)	Q1 2023	Q4 2022	Q/Q	Q1 2022	Y/Y
Cloud	$1,829	$2,098	down 13%	$2,225	down 18%
Client	1,229	1,637	down 25%	1,853	down 34%
Consumer	678	793	down 15%	973	down 30%
Total Revenue	$3,736	$4,528	down 17%	$5,051	down 26%

In the fiscal first quarter:
•Cloud represented 49% of total revenue. Sequentially, continued momentum in capacity enterprise drives sold to U.S. cloud customers and an increase in smart video hard drives demand partly offset the decline in all other hard drive product channels and flash. The year-over-year decrease was due to broad-based decline across both hard drive and flash products.

•Client represented 33% of total revenue. Sequentially, the decline was attributed to flash, driven by inventory reduction at PC OEMs and lower pricing. The year-over-year decrease resulted primarily from reduced flash pricing.

•Consumer represented 18% of revenue. On both a sequential and year-over-year basis, the revenue decline was due to flash pricing and lower retail HDD shipments.

Western Digital Reports Fiscal First Quarter 2023 Financial Results

Business Outlook for Fiscal Second Quarter of 2023

Three Months Ending December 30, 2022
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$2.90 - $3.10	$2.90 - $3.10
Gross margin	19.5% - 21.5%	20.0% - 22.0%
Operating expenses ($M)	$760 - $780	$650 - $670
Interest and other expense, net ($M)	~$80	~$80
Tax benefit ($M)(2)	N/A	$70 - $90
Diluted earnings per share	N/A	$(0.25) - $0.05
Diluted shares outstanding (in millions)	~319	~319

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense of approximately $10 million to $15 million. The company’s Non-GAAP operating expenses guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $100 million to $120 million. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling $110 million to $135 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its Non-GAAP tax benefit and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP tax benefit and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (income tax benefit and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) The Non-GAAP tax benefit in dollars is determined based on a percentage of Non-GAAP pre-tax income or loss. Due to differences in the tax treatment of items excluded from our Non-GAAP net income; the fact that our GAAP tax expense or benefit in dollars recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses, our estimated Non-GAAP tax dollars may differ from our GAAP tax dollars.

Western Digital Reports Fiscal First Quarter 2023 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal second quarter of 2023 will be broadcast live online today at 5:30 a.m. Pacific/8:30 a.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in memory technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for the company’s business outlook and financial performance for the fiscal second quarter of 2023; demand trends; market conditions; product ramps; and the impact of organizational and portfolio improvements. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal first quarter ended September 30, 2022 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; future responses to and effects of the COVID-19 pandemic or other similar global health crises; impact of business and market conditions; the outcome and impact of our ongoing strategic review, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management's attention from ongoing business operations and opportunities; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions;

Western Digital Reports Fiscal First Quarter 2023 Financial Results

hiring and retention of key employees; our level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cybersecurity incidents or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 25, 2022, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	September 30, 2022	July 1, 2022

ASSETS
Current assets:
Cash and cash equivalents	$2,049	$2,327
Accounts receivable, net	2,422	2,804
Inventories	3,862	3,638
Other current assets	738	684
Total current assets	9,071	9,453
Property, plant and equipment, net	3,718	3,670
Notes receivable and investments in Flash Ventures	1,219	1,396
Goodwill	10,037	10,041
Other intangible assets, net	174	213
Other non-current assets	1,467	1,486
Total assets	$25,686	$26,259
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,686	$1,902
Accounts payable to related parties	295	320
Accrued expenses	1,592	1,636
Income taxes payable	986	869
Accrued compensation	407	510
Total current liabilities	4,966	5,237
Long-term debt	7,071	7,022
Other liabilities	1,542	1,779
Total liabilities	13,579	14,038
Total shareholders’ equity	12,107	12,221
Total liabilities and shareholders’ equity	$25,686	$26,259

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended
	September 30, 2022	October 1, 2021
Revenue, net	$3,736	$5,051
Cost of revenue	2,755	3,386
Gross profit	981	1,665
Operating expenses:
Research and development	552	578
Selling, general and administrative	247	291
Employee termination, asset impairment and other charges	24	18
Total operating expenses	823	887
Operating income	158	778
Interest and other expense, net	(74)	(74)
Income before taxes	84	704
Income tax expense	57	94
Net income	$27	$610

Income per common share:
Basic	$0.09	$1.97
Diluted	$0.08	$1.93

Weighted average shares outstanding:
Basic	316	310
Diluted	319	316

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended
	September 30, 2022	October 1, 2021
Operating Activities
Net income	$27	$610
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	216	250
Stock-based compensation	86	76
Deferred income taxes	(42)	27
Gain on disposal of assets	1	—
Amortization of debt issuance costs and discounts	3	10
Other non-cash operating activities, net	44	(12)
Changes in:
Accounts receivable, net	382	(188)
Inventories	(224)	73
Accounts payable	(125)	(41)
Accounts payable to related parties	(25)	(20)
Accrued expenses	(44)	(1)
Income taxes payable	117	(35)
Accrued compensation	(104)	(67)
Other assets and liabilities, net	(306)	(161)
Net cash provided by operating activities	6	521
Investing Activities
Purchases of property, plant and equipment, net	(320)	(245)
Activity related to Flash Ventures, net	99	(52)
Strategic Investments and other, net	(3)	(15)
Net cash used in investing activities	(224)	(312)
Financing Activities
Employee stock plans, net	(50)	(76)
Repayment of debt and revolving credit facility	—	(213)
Net cash used in financing activities	(50)	(289)
Effect of exchange rate changes on cash	(10)	—
Net decrease in cash and cash equivalents	(278)	(80)
Cash and cash equivalents, beginning of period	2,327	3,370
Cash and cash equivalents, end of period	$2,049	$3,290

WESTERN DIGITAL CORPORATION
Supplemental Operating Segment Results
(in millions; except percentages; unaudited)

	Three Months Ended
	September 30, 2022	October 1, 2021

Net revenue:
Flash	$1,722	$2,490
HDD	2,014	2,561
Total net revenue	$3,736	$5,051
Gross profit:
Flash	$422	$921
HDD	574	792
Total gross profit for segments	996	1,713
Unallocated corporate items:
Stock-based compensation expense	(14)	(9)
Amortization of acquired intangible assets	(1)	(39)
Total unallocated corporate items	(15)	(48)
Consolidated gross profit	$981	$1,665
Gross margin:
Flash	24.5%	37.0%
HDD	28.5%	30.9%
Total gross margin for segments	26.7%	33.9%
Consolidated gross margin	26.3%	33.0%

The Company manages and reports under two reportable segments: flash-based products (“Flash”) and hard disk drives (“HDD”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021
GAAP cost of revenue	$2,755	$3,083	$3,386
Stock-based compensation expense	(14)	(12)	(9)
Amortization of acquired intangible assets	(1)	(1)	(39)
Contamination related charges	—	(4)	—
Non-GAAP cost of revenue	$2,740	$3,066	$3,338

GAAP gross profit	$981	$1,445	$1,665
Stock-based compensation expense	14	12	9
Amortization of acquired intangible assets	1	1	39
Contamination related charges	—	4	—
Non-GAAP gross profit	$996	$1,462	$1,713

GAAP operating expenses	$823	$883	$887
Stock-based compensation expense	(72)	(65)	(67)
Amortization of acquired intangible assets	(38)	(39)	(39)
Employee termination, asset impairment and other charges	(24)	(19)	(18)
Other	—	—	(2)
Non-GAAP operating expenses	$689	$760	$761

GAAP operating income	$158	$562	$778
Cost of revenue adjustments	15	17	48
Operating expense adjustments	134	123	126
Non-GAAP operating income	$307	$702	$952

GAAP interest and other expense, net	$(74)	$(51)	$(74)
Non-cash economic interest and Other	(1)	(14)	6
Non-GAAP interest and other expense, net	$(75)	$(65)	$(68)

GAAP income tax expense	$57	$210	$94
Income tax adjustments	111	(140)	3
Non-GAAP income tax expense	$168	$70	$97

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	September 30, 2022	July 1, 2022	October 1, 2021
GAAP Net income	$27	$301	$610
Stock-based compensation expense	86	77	76
Amortization of acquired intangible assets	39	40	78
Contamination related charges	—	4	—
Employee termination, asset impairment and other charges	24	19	18
Non-cash economic interest and Other	(1)	(14)	8
Income tax adjustments	(111)	140	(3)
Non-GAAP net income	$64	$567	$787

Diluted income per common share
GAAP	$0.08	$0.95	$1.93
Non-GAAP	$0.20	$1.78	$2.49

Diluted weighted average shares outstanding:
GAAP	319	318	316
Non-GAAP	319	318	316

Cash flows
Cash flow provided by operating activities	$6	$295	$521
Purchases of property, plant and equipment, net	(320)	(278)	(245)
Activity related to Flash Ventures, net	99	(114)	(52)
Free cash flow	$(215)	$(97)	$224

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP cost of revenue; Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income; Non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, amortization of acquired intangible assets, contamination related charges, employee termination, asset impairment and other charges, non-cash economic interest, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Contamination related charges. In February 2022, a contamination of certain materials used in the company's manufacturing process occurred and affected production operation at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through the company's joint business ventures with Kioxia Corporation (collectively, "Flash Ventures"). The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs, which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing production operation of its business.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Non-cash economic interest. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Robin Schultz
949.672.9655	408.573.5043
peter.andrew@wdc.com	robin.schultz@wdc.com
investor@wdc.com